Kingstone Companies, Inc. 1158 Broadway
Hewlett, NY 11557
Phone: (516) 374-7600
Fax: (516) 295-7216
www.kingstonecompanies.com

News Release

IMMEDIATE
Investor Contact:
Barry B. Goldstein

GAIN OF $5.4 MILLION TO BE REFLECTED IN Q3 FILING;
ESTIMATED BOOK VALUE PER SHARE INCREASES TO $3.59;
KINGSTONE APPOINTS AMPER AS NEW AUDITORS

Hewlett, New York—November 25, 2009--Kingstone Companies, Inc. (NASDAQ: KINS) filed a Form 8-K on November 24, 2009, announcing its engagement of Amper, Politziner & Mattia (“Amper”) as its new independent auditors.  Barry Goldstein, Kingstone’s Chairman and CEO, said “With the acquisition of Kingstone Insurance Company on July 1, 2009 we’ve transitioned our company to the underwriting segment of the property and casualty insurance industry.  We need an experienced auditor with a depth of knowledge on the carrier side of the business, something that Amper is able to fulfill.”

Current status
On July 1, 2009 Commercial Mutual Insurance Company (“CMIC”) converted from a policyholder-owned entity to a stock company, now named Kingstone Insurance Company (“KICO”).   Pursuant to the plan of conversion, KICO became a wholly-owned subsidiary of Kingstone. For insurance regulatory purposes, the historical financial statements of CMIC were audited every year on a statutory accounting basis. In order to conform to our SEC regulatory filing requirements, we engaged Amper to prepare GAAP standard audits for 2007 and 2008.  It was a long process, but it has now been concluded.  Earlier this month, we filed Form 8-Ks which included these audited statements as well as pro forma financial statements, that gave effect to the acquisition. Each of the Form 8-K filings is posted on our website at www.kingstonecompanies.com.  We are now in the process of completing our September 30, 2009 Form 10-Q filing and anticipate its submission after the Thanksgiving holiday.

Gain on conversion
Included in the pro forma statements and to be included in the September 30, 2009 Form 10-Q is a gain of $5,401,860.  This amount represents the excess of the fair market value of the assets received over the consideration given. At June 30, 2009 the carrying amount of the CMIC surplus notes on our books was $5,996,461.  This included the original purchase price of the notes acquired on January 31, 2006, as well as accrued but unpaid interest and discount accreted to June 30, 2009.  In exchange for our receiving all the common stock of KICO, we released KICO from its indebtedness to us.

We received net assets with a fair value of $13,145,555.  This resulted in a pre-tax gain of $7,149,094.  After applying taxes at a 34% rate, the net gain to be recorded is $5,401,860.

Quarter ended September 30, 2009

Our September 30, 2009 Form 10-Q has been delayed due to the retention of Amper as our new auditors, the first time inclusion of  KICO results, and the significant effort involved in converting KICO’s historical financial results from statutory accounting to GAAP.  The following table summarizes our estimate for Q3 results (000’s omitted, except share and per share amounts):

Item	Insurance (KICO)	Other	Consolidated
Pre-tax operating income	$655	$(230)	$425
Gain on acquisition		5,401	5,401
Income tax	(241)	57	(184)
Income from continuing operations	414	5,228	5,642
Loss from discontinued operations (net of tax)		(57)	(57)
Net Income	414	5,171	5,585
Unrealized gains (net of tax)	197		197
Comprehensive Income	611	5,171	5,782
Stockholders Equity			10,681
Earnings per share-primary-2,997,501 shares			1.87
Book value per share-primary			3.59

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Forward Looking Statements
Statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, may be forward-looking statements.  These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors.  More information about these factors can be found in Kingstone’s filings with the Securities and Exchange Commission, including its latest Annual Report filed with the Securities and Exchange Commission on Form 10-K.  The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.